JAMES HARDIE INDUSTRIES PLC RESTRICTED STOCK UNIT AWARD AGREEMENT James Hardie Industries plc (James Hardie or the Company) believes that its business interests are best served by extending to you an award of restricted stock units (RSUs) pursuant to the terms of the Amended and Restated 2001 Equity Incentive Plan (the Plan). The purpose of the Plan is to promote the interests of James Hardie and its shareholders by using equity interests to attract, retain and motivate the Company’s employees and the employees of James Hardie’s subsidiaries and affiliates (each, a Group Company). 1. Nature of Award. Effective as December 9, 2025 (the Grant Date) and subject to your accepting this Restricted Stock Unit Award Agreement (this Agreement), James Hardie hereby grants to you (the Participant) an award of RSUs. The Award is subject to the terms and conditions described in this Agreement, including the accompanying Appendix attached hereto, and the Plan. Please note that the Appendix contains country-specific notices, disclaimers and/or terms which may apply to you and may be material to your participation in the Plan. Except as otherwise provided in the Appendix, all RSUs which vest will be settled via an issuance of CUFS (as defined below). To the extent the country- specific provisions that are applicable to you state that the RSUs will be settled in a cash equivalent payment instead of CUFS, any reference herein to CUFS shall be deemed to instead reference such cash equivalent payment. 2. Number of RSUs. The number of RSUs in your Award is set forth in the Award Notice. For purposes of this Award, each RSU represents the right to receive one CUFS (as defined below) upon vesting and settlement of the Award. As a company incorporated under the laws of Ireland, James Hardie has listed its securities for trading on the Australian Securities Exchange (the ASX) through the use of the Clearing House Electronic Subregister System (CHESS), via CHESS Units of Foreign Securities (CUFS). CUFS are a form of depositary security that represents a beneficial ownership interest in the securities of a non-Australian corporation. Each of James Hardie’s CUFS represents the beneficial ownership of one share of common stock. Each RSU granted entitles the Participant to be issued or transferred a CUFS, subject to the RSU vesting. 3. Vesting of Award; Settlement. The Participant’s RSUs will vest on the date(s) shown below, so long as he or she continues to be employed by James Hardie or any Group Company on the applicable vesting date. RSU Vesting Percentage RSU Vesting Date One-Third One-Third One-Third December 9, 2026 December 9, 2027 December 9, 2028 Upon vesting, all vested RSUs will be settled by James Hardie as soon as practicable and in no event will CUFS be issued later than the 15th day of the 3rd calendar month following the year in which the applicable RSUs vest. 4. General Applicability of the Plan. The terms and conditions of the Plan apply to all RSUs granted under this Award. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed thereto in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Award. In the event of a conflict between the terms of the Plan and the terms of this Agreement or the Award Notice, the terms of the Plan will govern. The Administrator has the sole responsibility of interpreting the Plan and the terms of all grants issued thereunder, and its determination of the meaning of any provision in the Plan, this Agreement or the Award Notice will be binding on the Participant. To the extent you have been provided with a copy of this Agreement, the Plan or any other documents relating to this Award in a language other than English, the English language EXHIBIT 10.43 document will prevail in case of any ambiguity or divergence resulting from the translation of such documents. 5. Effect of Termination of Employment. Any notice period mandated under local law shall not be treated as employment for the purpose of determining the vesting of the Award; and the Participant’s right to receive CUFS in settlement of the RSUs after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment by any Group Company and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s employment by any Group Company has terminated and the effective date of such termination. The vesting of the RSUs shall cease upon, and no RSUs shall become vested following, the Participant’s termination of employment for any reason except as may be explicitly provided by the Plan or this Agreement. The Participant’s participation in the Plan shall not create a right to further employment with any Group Company and shall not interfere with the ability of any Group Company to terminate the Participant’s employment at any time, with or without cause. Moreover, the Plan does not confer on Eligible Persons any right to receive RSUs, nor does it provide any basis on which Eligible Persons should expect to receive RSUs. In the event of termination of the Participant’s employment with any Group Company before all of the restrictions have lapsed with respect to the Award, except as otherwise provided in the Plan, a written agreement between James Hardie or any Group Company and the Participant or applicable law: a. Termination for Just Cause. If the Participant’s employment is terminated by any Group Company in a Just Cause Dismissal, all of the Participant’s RSUs, whether or not vested, will expire and be forfeited as of the date of such termination. b. Termination for Redundancy. If the Participant’s employment is terminated by any Group Company as a result of a Redundancy Termination, those RSUs that would have vested between the date of termination and twelve months from the date of termination, if any, will become fully vested as of the date of termination. All unvested RSUs, after giving effect to the preceding sentence, will immediately expire and be forfeited as of the date of such termination. c. Termination by any Group Company for Reasons Other Than Just Cause Dismissal, Redundancy Termination, Death, Retirement or Permanent Disability. If the Participant’s employment with any Group Company is terminated by any Group Company for a reason other than a Just Cause Dismissal, Redundancy Termination, Retirement, death or Permanent Disability, the Participant’s unvested RSUs will expire and be forfeited as of the date of termination. d. Death, Retirement or Permanent Disability. If the Participant’s employment terminates due to death, Retirement or Permanent Disability, all unvested RSUs will automatically vest in full. e. Termination by Participant for Other Reasons. If the Participant terminates their employment and clause 5(a), (b), (c) or (d) do not apply, all unvested RSUs will expire and be forfeited as of the date of termination. 6. Rights of Participants. Holders of RSUs will not be entitled to vote or entitled to dividends with respect to the RSUs until the RSUs have vested and an equivalent number of CUFS have been issued. RSUs do not carry any entitlement to participate in new issues of CUFS prior to vesting.

7. Taxes and Withholding. James Hardie or any Group Company (as determined by the Administrator) shall to the extent required by law, be entitled to deduct, withhold or collect any amount of tax, social security contribution, payroll tax or other amount or other tax-related withholding obligations required by law or regulation to be withheld and/or accounted for to any taxation authority with respect to any taxable event arising with respect to the granting, vesting, release, sale, assignment or transfer or dealing of the Award or the issuance, disposal or holding of CUFS or Shares (collectively, the Withholding Amount). This Withholding Amount may be: (a) withheld (as permitted by Applicable law) from other amounts due to the Participant; (b) withheld from the value of any vested RSUs being settled or any CUFS transferred in connection with the vesting of RSUs; (c) funded by the sale of CUFS transferred in connection with the vesting of RSUs by James Hardie, any Group Company or their respective designee or (d) collected directly from the Participant. The Withholding Amount may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by James Hardie or the applicable Group Company in its discretion. In the event that the Participant is primarily liable for taxes on the RSUs, the Participant will ensure those taxes are paid. The Participant acknowledges that the Participant has been advised to obtain advice from an independent professional advisor with respect to the tax implications of the RSUs. In addition, the Participant understands and agrees that the number of James Hardie CUFS that the Participant may receive on the vesting date will also be reduced by any other brokerage, stamp duty, administration charges and interest (collectively Brokerage Fees) that may be required to satisfy the Withholding Amount. For tax purposes, however, the Participant will be deemed to have been issued the full number of CUFS notwithstanding that a number of CUFS that are withheld or sold solely for the purpose of paying the Withholding Amount and/or Brokerage Fees. The Participant also agrees that the CUFS to be received resulting from the vesting of RSUs will not be released until the Withholding Amount and other obligations have been fully satisfied. The Participant shall provide to James Hardie or any other Group Company which is or was the Participant’s employer as soon as reasonably practicable such information as it reasonably requests for the purposes of complying with its reporting and/or filing obligations in connection with the Award or the CUFS or cash received pursuant to settlement of the Award. 8. Transferability/ Assignability. This Award is subject to the non-assignability provisions of the Plan and applicable law. This Award is not assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) upon dissolution of marriage pursuant to a qualified domestic relations order or similar order by a court of competent jurisdiction or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of James Hardie, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. 9. Change in Control, Sub-division, Consolidation, Reduction or Return. In the event of a Change in Control, the Award will be subject to the applicable terms of the Plan setting for the permitted treatment of the Award in a Change in Control, as determined by the Board. If James Hardie conducts any share capital reorganization, including by subdividing, consolidating, reducing or returning capital, the Board of Directors may make an appropriate and proportionate adjustment of the number of CUFS to which a holder of RSUs will be entitled upon vesting, as provided for by paragraph 3.5(a) of the Plan (and subject to applicable ASX Listing Rules). 10. Not an Employment Agreement. This Award imposes no obligation on James Hardie or any Group Company to employ the Participant for any period. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Participant and James Hardie or any Group Company or to guarantee the right to remain employed for any specified term. Furthermore, except as otherwise expressly provided in a written employment agreement between the Participant and James Hardie or any Group Company, this Award is made solely at the discretion of James Hardie and this Agreement, the Plan, and any other Plan documents: (a) are not part of the Participant’s employment contract, if any, and the rights and obligations of any the Participant under the terms of their employment with any Group Company shall not be affected by their participation in the Plan or any right which they may have to participate in it; and (b) does not guarantee either the Participant’s right to receive any future grants under the Plan (even if RSUs have been granted repeatedly in the past) or the inclusion of the value of any grants in the calculation of severance payments, if any, upon termination of employment. In accepting the RSUs, the Participant acknowledges, understands and agrees the matters referred to above in this section 11 and that: a. The Plan is established voluntarily by James Hardie. It is discretionary in nature and it may be modified, amended, suspended or terminated by James Hardie at any time, unless otherwise provided in the Plan and this Agreement. b. All decisions with respect to future Award grants, if any, will be at the sole discretion of James Hardie. c. The Participant is voluntarily participating in the Plan. d. The Award is an extraordinary item that does not constitute compensation of any kind for employment of any kind rendered to any Group Company, and which is outside the scope of the Participant’s employment contract. e. The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. f. In the event that the Participant is not an employee of the Company or any Group Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Award grant will not be interpreted to form an employment contract with any other Group Company. g. The future value of the underlying CUFS is unknown and cannot be predicted with certainty. If the Participant obtains CUFS upon settlement of the Award, the value of those CUFS may increase or decrease. h. No claim or entitlement to compensation or damages arises from termination of the Award, loss of benefit or prospective benefit or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s employment (for any reason whether or not held to be wrongful, unfair or otherwise in breach of local law) whether by way of damages for unfair dismissal. Wrongful dismissal, breach of contract or otherwise and the Participant irrevocably releases the Company and each other Group Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim. 11. Requirements of Law. This Award shall be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or securities exchange, market or other quotation system. Notwithstanding anything to the contrary herein, James Hardie shall not be obligated to issue any CUFS pursuant to this Award, at any time, if the offering of the CUFS covered by this Award violates or is not in compliance with any laws, rules or regulations of any state or country. Furthermore, the Participant understands that, to the extent applicable, the laws of the country in which the Participant is working at the time of grant and/or vesting of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award or may subject the Participant to additional procedural or regulatory requirements for which the Participant is solely responsible and that the Participant will have to independently fulfill in relation to this Award, and that sales of CUFS may be subject to restrictions under Australian and/or United States securities laws, and the laws, rules or regulations of any other relevant jurisdiction, and under James Hardie’s policies, including insider trading policies and procedures. Any summaries of potentially applicable legal restrictions and requirements furnished in connection with the Plan are not intended to be exhaustive, and the Participant acknowledges that other rules may apply. James Hardie reserves the right to impose other requirements on the Participant’s participation in the Plan, RSUs granted thereunder, and any CUFS acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. 12. Governing Law. This Agreement shall be interpreted and construed in accordance with and governed and enforced by the laws of Ireland. 13. Severability. The provisions of this Agreement are severable, and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 14. Waiver. No failure or delay by James Hardie to enforce any provision of this Agreement or exercise any right or remedy provided by law shall constitute a waiver of that or any other provision, right or remedy, nor shall it prevent or restrict the further exercise of that or any other provision, right or remedy. No single or partial exercise of such provision, right or remedy shall prevent or restrict the further exercise of that or any other provision, right or remedy. 15. Data Privacy. The following provisions shall only apply to the Participant if he or she resides outside the European Economic Area and the United States: a. The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in the Agreement and any other Award materials (all such personal information is referred to as Data) by and among, as applicable, the Company and any Group Company for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. b. The Participant understands that the Company and Group Company(ies) may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan. c. The Participant understands that Data may be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands if he or she resides in certain jurisdictions, to the extent provided by applicable laws, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative or the James Hardie Data Privacy Office (dpo@jameshardie.com). The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan. d. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Awards, in any case without cost, by contacting in writing his or her local human resources representative or the James Hardie Data Privacy Office (dpo@jameshardie.com). Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company or a Group Company will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain these Awards). The Participant understands that he or she may contact his or her local human resources representative or the James Hardie Data Privacy Office (dpo@jameshardie.com) for more information on the consequences of his or her refusal to consent or withdrawal of consent. The following provisions shall only apply to the Participant if he or she resides in the European Economic Area or the United Kingdom or Switzerland: a. The Participant understands that James Hardie, acting as controller, as well as the his or her employer or other Group Companies, may collect, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Awards (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all Awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable Service termination date and reason for termination (all such personal information is referred to as Data). The Data is collected from the Participant, the Group Company and from James Hardie, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Agreement. The legal basis (that is, the legal justification) for processing the Data is to perform this Agreement. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement. b. The Participant understands that James Hardie or the applicable Group Company will transfer Data to the Company for purposes of plan administration. James Hardie and any applicable Group Company may also transfer the Participant’s Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Agreement. The Participant understands that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission and is not listed by the Swiss supervisory authority as a country with adequate data protection legislation. Where a recipient is located in a country that does not benefit from an adequacy decision or adequacy listing, the transfer of the Data to that recipient will be made pursuant to European Commission-approved standard contractual clauses, a copy of which may be obtained from the James Hardie Data Privacy Office (dpo@jameshardie.com). The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s rights and obligations under this Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Agreement. c. James Hardie and any applicable Group Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date. The Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). The Participant also has the right to request access to his or her Data as well as additional information about the processing of that Data. Further, the Participant is entitled to object to the processing of Data or have the Participant’s Data erased, under certain circumstances. As from May 25, 2018, and subject to conditions set forth in applicable law, the Participant also is entitled to: (i) restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Agreement or generated by the Participant, in a common machine-readable format. To exercise his or her rights, the Participant may contact his or her local human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint. The data protection officer may be contacted at the James Hardie Data Privacy Office (dpo@jameshardie.com). 16. Other Agreements. This Award is also subject to the terms of any other written agreements between the Participant and James Hardie or any Group Company to the extent that those other agreements do not directly conflict with the terms of the Plan or this Agreement. 17. Foreign Exchange / Exchange Control. The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable foreign exchange or exchange control laws in connection with the issuance, delivery or sale of the CUFS pursuant to the Award and that the Participant shall be responsible for any associated compliance or reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the foreign exchange or exchange control regulations apply to the Participant’s specific situation. 18. Electronic delivery. By accepting the Award, the Participant consents to receive any documents related to the Participant’s current or future participation in the Plan by electronic means and to participate in the Plan through any on-line electronic system established and maintained by the Administrator. 19. Appendix. Notwithstanding any provisions in this Agreement, depending on the country in which the Participant resides, certain additional general terms and conditions as set forth in the Appendix will apply to the Participant and any RSUs issued shall be subject to any special terms and conditions set forth therein for the jurisdiction in which the Participant resides. If the Participant relocates from a jurisdiction not specified in the Appendix to a jurisdiction specified in the Appendix or between the jurisdictions specified in the Appendix, the additional general and special terms and conditions, as applicable, will apply to the Participant, to the extent that the Administrator determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement. [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

APPENDIX COUNTRY SPECIFIC TERMS AND CONDITIONS The following general and country-specific notices, disclaimers, and/or terms and conditions apply to all grantees in the countries listed below and may be material to the Participant’s participation in the Plan. Such information may apply if the Participant resides or works in or moves to or otherwise become subject to the laws or James Hardie policies of, a particular country while holding or selling CUFS received under the Plan. In any such case, James Hardie may also withhold or account for tax or related liabilities in more than one jurisdiction. The Participant is solely responsible for any obligations outlined below. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to any specific situation, James Hardie cannot assure any particular result. The Participant should read this Agreement carefully and retain a copy in a safe place for future reference. For additional information, please refer to the terms and conditions of the Plan, a copy of which is available on James Hardie’s website: www.ir.jameshardie.com.au/jh/library.jsp. Alternatively, if the Participant requests a copy of the terms and conditions of the Plan, at no charge and within a reasonably time, James Hardie will provide them with a copy of such terms and conditions. IMPORTANT INFORMATION FOR ALL PARTICIPANTS Participation in the Plan Any advice given by James Hardie in relation to the Award granted under the Plan, including within this Agreement, the terms and conditions of the Plan and other relevant documentation, contains general advice only and does not consider a Participant’s objectives, financial situation and needs. This Agreement (and the relevant terms and conditions) does not constitute investment advice. James Hardie makes no recommendation about whether a Participant should participate in this Award. The value of RSUs is based upon the value of James Hardie CUFS on the applicable vesting date in the future. This means that if, in the future, James Hardie’s CUFS appreciate in price, then the value of a Participant’s RSUs will increase, assuming those RSUs have not been terminated, lapsed or forfeited. All the work James Hardie and its employees do to create increased value in James Hardie is aimed at increasing the stock price so that a Participant’s RSUs will be valuable; however, other factors can determine stock price at a point in time and there are no guarantees about future stock prices. James Hardie’s CUFS may be higher or lower in the future than on the grant date. The future price of James Hardie CUFS is subject to the uncertainty of equity market conditions over the vesting period and may increase or decrease from the price on the grant date. It is strongly recommended that a Participant obtain independent advice from a suitably qualified and licensed financial, taxation or other professional adviser regarding his or her participation in the Plan based on his or her own personal circumstances. Securities Law notification Unless otherwise noted, neither the RSUs nor the CUFS are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Plan, grant documentation, and any other communications or materials that the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and do not constitute a public offer. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in the Participant’s jurisdiction. Prohibition on insider dealing Under the insider dealing rules applicable to James Hardie, or local insider dealing rules in the Participant’s home country, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. James Hardie operates insider dealing policies and procedures a copy of which can be found https://ir.jameshardie.com.au/governance/governance-library. By entering into this Agreement and participating in the Plan, the Participant acknowledges having read and understood the notification above and James Hardie’s insider dealing policies and procedures and acknowledges that it is the Participant’s responsibility to comply with the applicable insider trading rules. If in any doubt as to whether any insider dealing rules may prohibit a proposed transaction, the Participant must follow the James Hardie policies and, if so, advised by James Hardie, seek the Participant’s own professional advice. Taxation The Participant understands that, in connection with the grant or the vesting of the RSUs, and in connection with the acquisition, holding or disposition of the CUFS, he or she may suffer adverse tax consequences and may have statutory notification and payment obligations towards his or her employer and/or to the competent tax authorities. The Participant represents that he or she will consult with any tax advisors the Participant deems appropriate in connection with the Award (grant and vesting of RSUs) and, as the case may be, the CUFS (acquisition, holding and disposition) and that the Participant is not relying on the Company or any Group Company for any tax advice. Relationship to employment The Participant is directed to section 11 of this Agreement. By participating in the Plan, the Participant accept the matters set out in that section. AUSTRALIA Important Information for Australian Participants The Award under the Plan is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). As a result, you may not be given all the information normally expected when receiving an offer of financial products in Australia. Any advice given by or on behalf of James Hardie or any Group Company in relation to financial products offered under the Plan does not consider the Participant’s objectives, financial situation and needs. The Participant should consider obtaining their own financial product advice from a person who is licensed by the Australian Securities and Investments Commission (ASIC) to give such advice. James Hardie makes no recommendation about whether the Participant should participate in this Award. The value of the Participant’s RSUs is based upon the value of James Hardie CUFS on the applicable vesting date in the future. This means that if, in the future, James Hardie’s CUFS appreciate in price, then the value of the Participant’s RSUs will increase, assuming their RSUs have not been terminated, lapsed or forfeited. All the work James Hardie and its employees do to create increased value in James Hardie is aimed at increasing the stock price so that the Participant’s RSUs will be valuable; however, other factors (such as investor sentiment, general economic conditions and outlook, international and local stock markets, employment, inflation, interest rates, government policy, taxation and regulation) can affect stock price at a point in time and there are no guarantees about future stock prices. There is no guarantee that an active trading market for the CUFS will exist. There may be relatively few potential buyers or sellers of CUFS on the relevant exchange at any time and this may increase the volatility of the market price of the CUFS. This general information does not purport to list every risk that may be associated with participating in the Plan or holding RSUs or CUFS now or in the future.

Before accepting an offer to be granted the RSUs, the Participant should satisfy themselves that they have a sufficient understanding of the risks involved in the investment and should consider if the RSUs are a suitable investment for them, having regard to their own investment objectives, financial circumstances and taxation position. The Participant does not need to pay anything to receive the Award. James Hardie will provide to the Participant, within a reasonable time period of their request, details of the current market value of CUFS, including the applicable USD/AUD exchange rate and how this can be obtained. The price (in AUD) for James Hardie’s CUFS can also be found on the Company’s investor relations website www.ir.jameshardie.com.au. Tax Summary The advice given by James Hardie below in relation to the RSUs granted under the Plan is general in nature and based on Australian income tax laws that are in force as of the Grant Date. As each employee’s circumstances will be different, we strongly recommend that the Participant seek independent tax advice before making any decisions about their RSUs in relation to their specific personal circumstances. James Hardie and its advisors will not be held responsible to employees who act solely on the information provided below. The below assumes the following: a. Immediately after the RSUs are granted, the Participant does not hold a beneficial interest in more than 10% of the shares or CUFS in James Hardie and is not in a position to cast or control the casting of more than 10% of the votes that may be cast at a general meeting of the Company. For the purposes of this test, treat any rights to shares or CUFS that the Participant holds (including the RSUs) as though they are shares. (If the Participant does not meet this condition, the RSUs will be taxable to the Participant at the Grant Date and it should be noted that the below will not apply.) b. The Participant is, and remains, an Australian resident for taxation purposes and is not a temporary resident. There are special rules in connection with individuals who are temporary residents of Australia or whose residency status changes and these are not addressed below. c. The Participant holds the RSUs and the resulting issued CUFS in their own name and not through another party (e.g. a superannuation fund, trust, company or spouse). d. The CUFS acquired following vesting of the RSUs are held on capital account. e. The Participant is an employee of (or providing services as a contractor to) James Hardie at the time of receiving the RSUs, and the RSUs are acquired in respect of their employment or contracting arrangement. f. At the time of grant the RSUs are acquired at a discount to their fair market value. No tax should arise at the time the RSUs are granted, even though the Participant has received a valuable right. The RSUs should be taxable at the deferred taxing point which is likely to be the earliest of the following times: i. after the RSUs vest and when the Participant has been issued and is eligible to dispose of the CUFS (i.e they are not subject to any genuine disposal restrictions); or ii. fifteen years after the date the RSUs were granted.

The assessable amount arising from a deferred taxing point is taxed as ordinary income in the Participant’s tax return in the income year in which the deferred taxing point arises at the individual’s marginal tax rates plus any applicable levies (e.g. Medicare levy). The assessable amount represents the difference between the market value of the CUFS on the deferred taxing point date and the consideration the Participant has provided for the RSUs (i.e. nil). Cessation of employment no longer triggers a deferred taxing point. Thus, no tax implications will arise upon cessation of employment with James Hardie. If the Participant sells their interest in the CUFS within 30 days of the deferred taxing point, the deferred taxing point becomes the time the CUFS were sold. The assessable amount is the sale proceeds of the CUFS, less the consideration paid for the RUSs or CUFS (i.e. nil) and sale costs (e.g. brokerage fees). In addition to the tax liability arising at the deferred taxing point, the sale of the CUFS more than 30 days after the deferred taxing point should give rise to a capital gains tax event. The capital gain or capital loss will be calculated on the difference between the sale proceeds and the cost base of the CUFS and sale costs. For this calculation, the cost base of the CUFS will be the market value of the CUFS determined on the date of the deferred taxing point upon which the Participant has already been subject to tax. If a capital gain is realized, the gain (after first offsetting any available capital losses) will be taxed at marginal rates of tax (plus any applicable levies). A 50% discount may be available if the Participant has held the CUFS for more than 12 months since the deferred taxing point. If the sale proceeds are less than the reduced cost base of the CUFS then the Participant will make a capital loss which can be offset, first against any current year capital gains, and then carried forward for offset against any capital gains in future years. The capital gain or capital loss will need to be disclosed in the Participants tax return for the income year in which the CUFS are sold. AUSTRIA Securities Law Notification The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Austria. Exchange Control Information Rules regarding the reporting of assets (including CUFS) held outside of Austria may apply to CUFS received upon vesting. If the Participant holds CUFS obtained through the Plan outside of Austria, the Participant must submit a report to the Austrian National Bank. An exemption may apply if the value of the CUFS as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is as of December 31 and the deadline for filing the annual report is March 31 of the following year. When CUFS are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all the Participant’s accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month. BELGIUM Securities Disclaimer The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Belgium.

Foreign Asset Reporting Rules regarding the reporting of assets (including CUFS) held outside Belgium may apply to CUFS received upon vesting. CANADA Terms and Conditions Termination of Continuous Service Status. In the event of the Participant’s termination (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any), the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of: (a) the date that the Participant is no longer actively employed or providing services to the Company or any Group Company employing or retaining the Participant, or at the discretion of the Administrator; or (b) the date the Participant receives notice of termination from the Company or any Group Company employing or retaining the Participant, if earlier than (a), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed or providing services for purposes of the Participant’s RSUs grant (including, but not limited to, whether the Participant may still be considered actively employed or providing services while on an approved leave of absence). The following provisions apply if the Participant is a resident of Quebec: Language Consent The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise. Authorization of Release and Transfer Necessary Personal Information This provision supplements Section 16 of the Agreement: The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes James Hardie, any Group Company and the Administrator of the Plan to disclose and discuss the Plan with his or her advisors. The Participant further authorizes James Hardie, any Group Company to record such information and to keep such information in the employee file. Form of Settlement The RSUs granted to employees resident in Canada shall be paid in CUFS only. In no event shall any of such RSU be paid in cash, notwithstanding any discretion contained in the Plan to the contrary. Securities Law Information

The Participant is permitted to sell CUFS acquired through the Plan through the designated broker appointed by the Company, provided the resale of CUFS acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the CUFS are listed (i.e., Australian Securities Exchange). Foreign Asset/Account Reporting Information Canadian residents are required to report any foreign property (e.g., CUFS acquired under the Plan and possibly unvested RSUs) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant should consult his or her own personal tax advisor in this regard. DENMARK Terms and Conditions This provision substitutes Section 2 of the Agreement: Number of RSUs. The number of RSUs in your Award is set forth in the Award Notice. For purposes of this Award, each RSU represents the right to receive cash based on the value of one CUFS (as defined below) upon vesting and settlement of the Award. As a company incorporated under the laws of Ireland, James Hardie has listed its securities for trading on the Australian Securities Exchange (the ASX) through the use of the Clearing House Electronic Subregister System (CHESS), via CHESS Units of Foreign Securities (CUFS). CUFS are a form of depositary security that represents a beneficial ownership interest in the securities of a non-Australian corporation. Each of James Hardie’s CUFS represents the beneficial ownership of one share of common stock. Each RSU granted entitles the Participant to receive a cash payment based on the value of one CUFS on the applicable vesting date, subject to the RSU vesting. This provision substitutes first paragraph of Section 5 of the Agreement: Effect of Termination of Employment. Any notice period mandated under local law shall not be treated as employment for the purpose of determining the vesting of the Award; and the Participant’s right to receive cash based on the value of CUFS after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment by any Group Company and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s employment by any Group Company has terminated and the effective date of such termination. This provision substitutes Section 7 of the Agreement: Taxes and Withholding. James Hardie or any Group Company (as determined by the Administrator) shall have the power and right to deduct, withhold or collect any tax, social security contribution, payroll tax or other amount other tax-related withholding obligations required by law or regulation to be withheld with respect to any taxable event arising with respect to the granting or vesting of the Award or issuance of cash (collectively, the Withholding Amount). This Withholding Amount may be: (a) withheld from other amounts due to the Participant; (b) withheld from the value of any vested RSUs being settled or any cash transferred in connection with the vesting of RSUs; or (iii) collected directly from the Participant. The Withholding Amount may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by James Hardie or the applicable Group Company in its discretion. Section 6 (Rights of Participants) of the Agreement and other provisions of the Agreement in relation to RSUs settled in CUFS is not applicable to the Participant in Denmark, as RSUs under this Agreement are settled in cash.

Exchange Control Information If the Participant establishes an account holding cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.) FRANCE Language Consent In accepting the grant of the RSUs and this Agreement which provides for the terms and conditions of the RSUs, the Participant confirms that he or she has read and understood the documents relating to the RSUs (the Plan and this Agreement), which were provided in the English language. The Participant accepts the terms of these documents accordingly. Consentement Relatif à la Langue Utilisée En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause. Securities Law Notification The grant of the RSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France. Non-Qualification of Award The RSUs are not intended to be tax-qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Exchange Control Information If the Participant holds CUFS outside of France or maintains a foreign bank account, the Participant is required to report such to the French tax authorities when the Participant files his or her annual tax return. Foreign Asset/Account Information The Participant may hold CUFS acquired upon vesting/settlement of the RSUs, any proceeds resulting from the sale of CUFS or any dividends paid on such shares outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the resident. GERMANY Exchange Control Information If the Participant remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported to the State Central Bank (Deutsche Bundesbank). In the event that the Participant makes or receives a payment in excess of this amount, the Participant is responsible for obtaining the appropriate form and complying with applicable reporting requirements on a monthly basis as further specified in Sec. 71 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung - AWV). In case the transactions in securities are processed by a German-based credit institution, the credit institution is obliged to make respective notifications.

In addition, the Participant must also report on an annual basis in the unlikely event that the Participant holds CUFS representing 10% or more of the total capital or voting rights of the Company. Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany. IRELAND Important Information for Irish Participants Pursuant to current Irish tax and social security legislation, a charge (collected through withholding and remitted by the employer) to each of income tax, universal social charge and pay related social insurance arises for a Participant on the date of vesting (rather than grant) of a RSU (or where the CUFS passes to a Participant on a date prior to the date of vesting, on that prior date). Each such charge is levied on the full market value of the CUFS on that day. A charge (remittance of which is the responsibility of the Participant) to capital gains tax (CGT) may also arise on the subsequent sale by a Participant of a CUFS acquired pursuant to a RSU award. The CGT charge is levied on any gain realized in the value of the CUFS post vesting. LUXEMBOURG Exchange Control Information The Participant is required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within 15 working days following the month during the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on the Participant’s behalf. However, as long as the issuer is not Luxembourg resident financial company, the statistical reporting obligation should not apply. NETHERLANDS Securities Disclaimer Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands. NEW ZEALAND On request, the Participant is entitled to receive, free of charge, a physical copy of James Hardie’s latest annual report (including its audited financial statements). James Hardie’s annual report is available by electronic means from https://ir.jameshardie.com.au/jh/artable.jsp. Taxation The information below is general in nature and based on New Zealand income tax laws that are in force as of November 2018. As each employee’s circumstances will be different, the Participants are strongly recommended to seek their own professional advice before making any decisions about their RSUs in relation to their specific personal circumstances. James Hardie and its advisors will not be held responsible to employees who act solely on the information provided below. The below assumes the following: a. The Participants are, and remain, New Zealand residents for taxation purposes. There are special rules in connection with individuals whose residency status changes and these are not addressed below.

b. The Participants hold the RSUs and the resulting CUFS in the Participant’s own name and not through another party (e.g., a superannuation fund, trust, company or spouse). c. The CUFS acquired following vesting of the RSUs are units representing the Participant’s beneficial ownership of an equivalent number of shares in James Hardie Industries plc (JHX), a company which is incorporated and domiciled in Ireland. Legal ownership of each underlying share in JHX represented by the CUFS will be held on the Participant’s behalf by a nominee company. d. The Participant is an employee of (or provides services to) James Hardie at the time of receiving the RSUs, and the RSUs are acquired in respect of the Participant’s employment. At the time the Participant is granted an RSU, there is no tax due, even though the Participant has received a valuable right. The taxing point for the Participant’s RSU is likely to be the date the RSU vests and the Participant receives the CUFS into which the RSU converts. The assessable amount for tax purposes will be the difference between the market value of the CUFS at vest (converted to New Zealand dollars on the vesting date) and the consideration the Participant provided for the RSUs (i.e., nil). The assessable amount is taxed as ordinary income in the year in which the RSUs vest at the Participant’s marginal rate of income. The Participant may have tax return filing obligations and may also have provisional tax obligations as a result. James Hardie will have an obligation to report the assessable amount derived by the Participant on vesting of their RSUs to the Inland Revenue and this amount will appear in the personal tax summary the Participant receives from the Inland Revenue. If the Participant ceases employment with James Hardie and the unvested RSUs lapse, there will be no tax liability in this instance. If the Participant’s unvested RSUs do not lapse when the Participant ceases employment, they will be assessed on the market value of the RSUs at vesting on the same basis as if the Participant remained employed by James Hardie. If the Participant sells their CUFS immediately upon vesting of their RSUs then the sale price of the Participant’s CUFS will be the taxable amount for the purposes of calculating their taxable income at vesting. However, the New Zealand tax treatment of the Participants holding CUFS and any later sale of their CUFS is a complex question and the Participants need to take their own tax advice on this point in particular, in the context of their own personal circumstances. The comments below apply to the Participants holding and later selling their CUFS, while the comments above relate to the Participants acquiring their CUFS on vesting of their RSUs. If a Participant does not immediately sell their CUFS, their CUFS will be regarded as shares in a foreign company for New Zealand tax purposes. Shares in foreign companies may be subject to the New Zealand foreign investment fund (FIF) regime and taxed accordingly unless an exemption applies. Calculation of a Participant’s income for tax purposes will depend on their personal circumstances and independent advice should be sought. The only exemptions available from the New Zealand FIF regime are: 1. If the foreign entity is resident and liable for tax in Australia and listed on an approved index of the Australian Stock Exchange (not applicable in this case). OR

2. If at no time during the year the aggregate cost incurred in acquiring all FIF interests (i.e., not just the CUFS), by or on behalf of the Participant, does not exceed NZ$50,000 (cost is the market value of the CUFS at vesting of the Participant’s RSUS). If the NZ$50,000 de minimis exemption applies, under current law the sale of CUFS should only be subject to New Zealand income tax if held on revenue account, i.e., if: 1. the Participant is in the business of dealing in shares; or 2. the Participant acquired the CUFS for the purpose of selling or otherwise disposing of them; or 3. the income from sale was derived from the carrying on of a profit-making scheme. The Participant would only be taxable on dividends if the de minimis exemption applies and none of the above 3 circumstances apply. If the FIF regime does apply, the Participant’s FIF portfolios (all such interests, not CUFS in isolation) may be taxed annually at the lesser of either: (A) 5% of the opening value of the portfolio (held on 1 April) - a “fair dividend rate” (FDR) method; or (B) the actual dividends received during the year plus the actual growth in the portfolio. No tax on dividend distributions or gains on disposal would be payable if this regime applies, although annual income calculations for CUFS sold in the same income year as acquired will be calculated separately under a “quick sale” calculation. The quick sale calculation accounts for shares purchased and sold in the same income year. Income tax is payable on the lower of: (a) 5% of average cost of shares sold; or (b) actual gain on “quick sale.” If the Participant make gains in excess of the FIF income calculated, those excess gains are not separately taxed. Resulting income tax is payable at the Participant’s marginal tax rate (33% is the current top rate of tax for individuals in New Zealand). PHILIPPINES Securities Law Information The Participant acknowledges that he or she is permitted to sell CUFS acquired under the Plan through the broker, provided that such sale takes place outside of the Philippines through the facilities of the Australian Securities Exchange on which the CUFS are listed. The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the SRC). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction. SPAIN Securities Law Notice The RSUs does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus. Foreign Assets Reporting The Participant may be subject to certain tax reporting requirements with respect to assets or rights that the Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. CUFS acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested RSUs are not subject to this reporting requirement. If applicable, the Participant must report the Participant’s foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31. The Participant is encouraged to consult with his or her personal advisor to determine any obligations in this respect. Share Reporting Requirement The acquisition of CUFS must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the DGCI), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for shares owned as of December 31 of each year; however, if the value of the shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one month of the acquisition or sale, as applicable. The Participant should consult with the Participant’s personal advisor to determine the Participant’s obligations in this respect. Foreign Currency Payments When receiving foreign currency payments exceeding €50,000 derived from the ownership of CUFS (i.e., dividends or proceeds from the sale of the CUFS), the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the following information: (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required. SWITZERLAND Securities Law Notification Neither this Agreement nor this Appendix constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this Agreement nor this Appendix nor any other offering or marketing material relating to the RSUs may be publicly distributed or otherwise made publicly available in Switzerland. Neither this Agreement nor this Appendix, nor the Company nor the RSUs have been or will be filed with or approved by any Swiss regulatory authority. The RSUs are not subject to the supervision by the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and Participants acquiring RSUs will not benefit from protection or supervision by FINMA. UNITED KINGDOM Securities Disclaimer Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (FSMA) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Award is exclusively available in the UK to bona fide employees and former employees of James Hardie or any Group Company. Taxation The taxation for which the Participant is responsible pursuant to section 7 of this Agreement does not include any employer national insurance contributions.

It shall be a condition of acquiring any CUFS that, if so requested by the Company, the Participant shall, prior to or upon acquisition of any CUFS, enter into an irrevocable joint election with his employing company pursuant to section 431 of Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in a form specified by the Company that for the relevant tax purposes the market value of the CUFS acquired is to be calculated as if the CUFS were not restricted securities (as defined in section 423 of ITEPA) and section 425 to 430 of ITEPA are not to apply to such CUFS. UNITED STATES Securities Registration The securities subject to this Award have been registered with the United States Securities and Exchange Commission pursuant to a registration statement on Form S-8 filed on October 24, 2001. Employees in the United States may request a paper copy of a plan prospectus which contains additional information regarding the Plan and certain other information applicable to United States employees. United States employees may also electronically access a copy of the plan prospectus through James Hardie’s intranet site: https://www.hardienet.com/us/Legal/policies/SitePages/Home.aspx. Compliance with Section 409A In General. Section 409A of the United States Internal Revenue Code establishes rules governing nonqualified deferred compensation and imposes tax penalties on the recipient of such deferred compensation if these rules are violated. RSUs that entitle an employee or other service provider to receive CUFS following satisfaction of a vesting condition generally will not be subject to Section 409A if the CUFS are issued either at the time of vesting or in any event within 2½ months following the close of the year in which vesting occurs. However, RSUs that may by their terms be settled more than 2½ months following the close of the year in which vesting occurs will be subject to the rules of Section 409A. Special Provisions for Retirement-Eligible Participants. If the Participant is Retirement-Eligible as of the Grant Date of this Award or will become Retirement-Eligible prior to the final RSU vesting date set forth in the table in Section 3 of this Agreement (the Vesting Table), special provision will apply to the Participant that are intended to ensure that their Award complies with the rules of Section 409A. In this case, in lieu of the settlement provisions set forth in Section 3, the following will govern the settlement of your Award: Each increment of the Award determined in accordance with the vesting table in Section 3 will be settled in CUFS by James Hardie on the first to occur of (a) the Participant’s separation from service and (b) the calendar date determined by the RSU vesting date applicable to such increment as set forth in the vesting table. For this purpose: i. “Separation from service” has the meaning set forth in Treasury Regulation Section 1.409A-1(h) without regard to alternative service provider elections permitted by such Section. ii. “Retirement-Eligible” means that the Participant has reached age 62 and has accrued at least five years of full-time employment with the Company or any Affiliated Entity, without the occurrence of any circumstances that would justify a Just Cause Dismissal of the Participant. Potential Individual Tax Penalties. While James Hardie intends that the RSUs granted under the Plan will either be exempt from or comply with the requirements of Section 409A, if the Company grants the Participant a RSU award that is subject to, but fails to comply with, Section 409A, the Participant may be liable for: (a) income taxes on all vested amounts deferred in the current and prior years and not previously included in income; (b) a premium interest tax from the year in which the amount was first deferred or vested; and (c) an additional income tax equal to 20% of the deferred amounts included in your income.

The Participant also may be subject to additional state tax penalties if you are subject to income taxation in a state that incorporates Section 409A into its tax code. By accepting the Award, the Participant hereby releases and holds harmless James Hardie, its Group Companies, and their directors, officers and shareholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A. By accepting your award and this agreement, you and the Company agree to the terms as set forth.